Vocus Announces Results for Second Quarter 2009
Company Achieves Record 19% Non-GAAP Operating Margin on 10% Revenue Growth for the Quarter

LANHAM, MD: July 21, 2009 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the second quarter ended June 30, 2009.

“I’m very pleased that we were able to grow revenue 10% and non-GAAP operating income 36% despite a very challenging macro environment” said Rick Rudman, President and CEO of Vocus, Inc.  “I am also pleased we were able to end the quarter with record cash and generate a record high 19% non-GAAP operating margin, while continuing to make investments in the business and expand our direct sales organization.”

Financial Highlights

•	Revenues for the quarter were $21.1 million, a 10% increase over the same period last year;

•	GAAP income from operations was $228,000 for the second quarter of 2009, compared to a loss from operations of $(446,000) for the same period last year. GAAP net loss was $(343,000), or $(0.02) per diluted share, for the second quarter of 2009 compared to net income of $5.7 million, or $0.30 per diluted share, for the same period last year. The results for the second quarter of 2008 include the reversal of a portion of the valuation allowance against deferred tax assets totaling $4.9 million, or $0.26 per diluted share;

•	Non-GAAP income from operations for the second quarter of 2009 was $4.0 million compared to $3.0 million for the same period last year. Non-GAAP net income for the second quarter of 2009 was $3.5 million, or $0.18 per diluted share, compared to $4.2 million, or $0.21 per diluted share, for the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures;

•	Total deferred revenue as of June 30, 2009 was $39.8 million, compared to $37.5 million at June 30, 2008;

•	Cash flow from operations for the six months ended June 30, 2009 was $10.3 million, an 18% decrease over the same period last year;

•	Free cash flow for the six months ended June 30, 2009 was $11.9 million, a 9% increase over the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures.

Business Highlights

•	Added 203 net new subscription customers during the quarter compared to 265 net new subscription customers added during the same period last year and ended the second quarter of 2009 with 3,761 total active subscription customers;

•	Signed subscription agreements with new and existing customers including AirTran Airways, Angie’s List, British Geological Survey, Deloitte & Touche GmbH, General Dynamics, The Grocery Shopping Network, Joe Cool Enterprises, National Hockey League, New York University Medical Center, Paychex, TV Guide Networks and 7-Eleven;

•	Launched inVocus, a new online publication that chronicles major changes and trends in North American media by offering daily media updates, pitching tips and expert analysis;

•	Launched a new version of the PRWeb website making it easier for visitors to navigate and purchase PRWeb services;

•	Held our annual Users Conference in Washington D.C., which was attended by industry experts and hundreds of communications professionals.

Guidance

Vocus is providing, for the first time, guidance for the third quarter and revising guidance for the full year 2009 based on information as of July 21, 2009:

•	For the third quarter of 2009, revenue is expected to be in the range of approximately $20.8 million to $21.0 million. Non-GAAP EPS is expected to be in the range of $0.15 to $0.16 assuming an estimated non-GAAP weighted average 19.9 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 18%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.19 per share. GAAP EPS is expected to be in the range of $(0.04) to $(0.03) assuming an estimated weighted average 18.1 million basic and diluted shares outstanding;

•	For the full year of 2009, revenue is expected to be in the range of $84.2 million to $84.7 million. Non-GAAP EPS is expected to be in the range of $0.63 to $0.65 assuming an estimated non-GAAP weighted average 19.8 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 18%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.75 per share. GAAP EPS is expected to be in the range of $(0.12) to $(0.10) assuming an estimated weighted average 18.1 million basic and diluted shares outstanding. Free cash flow is expected to range from $20.0 million to $21.0 million. Our non-GAAP cash tax rate for 2009 is expected to be at 3%.

Conference Call Information

Vocus will discuss the financial results and business highlights of the second quarter 2009 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio web cast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until July 28, 2009 at 11:59 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering conference number 9734674.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 3,700 organizations worldwide and is available in seven languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	June 30,
	2008	2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$65,429	$78,856
Short-term investments	21,758	12,024
Accounts receivable, net	14,739	9,544
Current portion of deferred income taxes	394	394
Other current assets	3,340	2,450

Total current assets	105,660	103,268
Long-term investments	––	5,639
Property, equipment and software, net	4,615	4,699
Intangible assets, net	5,906	4,926
Goodwill	17,090	17,090
Deferred income taxes, net of current portion	6,097	6,414
Other assets	611	675

Total assets	$139,979	$142,711

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,273	$6,586
Current portion of notes payable and capital lease obligations	185	194
Current portion of deferred revenue	41,775	38,992

Total current liabilities	47,233	45,772
Notes payable and capital lease obligations, net of current portion	188	82
Other liabilities	71	50
Deferred revenue, net of current portion	1,079	778

Total liabilities	48,571	46,682
Commitments and contingencies
Stockholders’ equity:
Common stock	194	198
Additional paid-in capital	129,897	139,767
Treasury stock	(10,783)	(14,904)
Accumulated other comprehensive income	564	253
Accumulated deficit	(28,464)	(29,285)

Total stockholders’ equity	91,408	96,029

Total liabilities and stockholders’ equity	$139,979	$142,711

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$19,085	$21,079	$36,952	$41,490
Cost of revenues, including amortization of intangible assets of $30 for the three months ended June 30, 2008 and $60 for the six months ended June 30, 2008	3,627	3,847	7,059	7,754

Gross profit	15,458	17,232	29,893	33,736
Operating expenses:
Sales and marketing	8,483	10,190	16,659	19,706
Research and development	1,360	1,138	2,573	2,295
General and administrative	5,356	5,186	9,994	10,231
Amortization of intangible assets	705	490	1,410	980

Total operating expenses	15,904	17,004	30,636	33,212
Income (loss) from operations	(446)	228	(743)	524
Other income (expense):
Interest and other income	510	105	1,105	330
Interest expense	(9)	(7)	(14)	(13)

Income before provision (benefit) for income taxes	55	326	348	841
Provision (benefit) for income taxes	(5,609)	669	(4,913)	1,662

Net income (loss)	$5,664	$(343)	$5,261	$(821)

Net income (loss) per share:
Basic	$0.32	$(0.02)	$0.30	$(0.05)
Diluted	$0.30	$(0.02)	$0.28	$(0.05)
Weighted average shares outstanding used in computing per share amounts:
Basic	17,868,247	18,051,243	17,775,375	18,038,888
Diluted	18,957,313	18,051,243	18,788,388	18,038,888

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$5,664	$(343)	$5,261	$(821)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,215	909	2,353	1,819
Tax benefit from stock awards	––	(1,805)	––	(2,508)
Other non-cash charges, net	(2,407)	2,177	220	6,173
Changes in operating assets and liabilities	2,045	597	4,627	5,593

Net cash provided by operating activities	6,517	1,535	12,461	10,256
Cash flows from investing activities:
Net change in investments	(2,588)	1,382	(12,268)	4,048
Purchases of property, equipment and software, net	(666)	(387)	(1,489)	(726)
Software development costs	––	(48)	––	(91)

Net cash provided by (used in) investing activities	(3,254)	947	(13,757)	3,231
Cash flows from financing activities:
Purchases of common stock	––	(4)	––	(4,121)
Proceeds from the exercise of stock options	2,547	809	3,152	1,773
Tax benefit from stock awards	––	1,805	––	2,508
Payments on notes payable and capital lease obligations	(184)	(41)	(267)	(179)

Net cash provided by (used in) financing activities	2,363	2,569	2,885	(19)
Effect of exchange rate changes on cash and cash equivalents	(9)	28	(10)	(41)

Net increase in cash and cash equivalents	5,617	5,079	1,579	13,427
Cash and cash equivalents, beginning of period	52,503	73,777	56,541	65,429

Cash and cash equivalents, end of period	$58,120	$78,856	$58,120	$78,856

Other Supplemental Information

We define non-GAAP income from operations as income from operations excluding amortization of acquired intangible assets and stock-based compensation. We define non-GAAP net income as net income excluding amortization of acquired intangible assets, stock-based compensation and the income tax benefit related to the reversal of a portion of the valuation allowance against deferred tax assets. Amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. The income tax benefit related to the reversal of a portion of the valuation allowance is a non-cash benefit that we do not consider part of ongoing operations. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance, to determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management believes the exclusion of amortization of acquired intangible assets, stock-based compensation under SFAS No. 123R and the income tax benefit related to the reversal of the valuation allowance allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus tax benefits from stock awards. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.

Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$(446)	$228	$(743)	$524
Amortization of intangible assets (including $30 in cost of revenues for the three months ended June 30, 2008 and $60 for the six months ended June 30, 2008)	735	490	1,470	980
Stock-based compensation	2,679	3,329	5,116	6,189

Non-GAAP income from operations	$2,968	$4,047	$5,843	$7,693

Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$5,664	$(343)	$5,261	$(821)
Amortization of intangible assets (including $30 in cost of revenues for the three months ended June 30, 2008 and $60 for the six months ended June 30, 2008)	735	490	1,470	980
Stock-based compensation	2,679	3,329	5,116	6,189
Effect of reversal of valuation allowance	(4,924)	––	(4,924)	––

Non-GAAP net income	$4,154	$3,476	$6,923	$6,348

Non-GAAP net income per share:
Non-GAAP diluted	$0.21	$0.18	$0.35	$0.33
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	20,039,474	19,744,984	19,865,422	19,484,804
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	18,957,313	18,051,243	18,788,388	18,038,888
Treasury stock effect of outstanding equity securities	––	428,511	––	409,543
Treasury stock effect on outstanding equity securities of SFAS No. 123R	1,082,161	1,265,230	1,077,034	1,036,373

Non-GAAP diluted weighted average shares outstanding	20,039,474	19,744,984	19,865,422	19,484,804

Supplemental information of stock-based compensation included in:
Cost of revenues	$295	$398	$560	$743
Sales and marketing	683	992	1,352	1,849
Research and development	184	256	365	471
General and administrative	1,517	1,683	2,839	3,126

Total stock-based compensation	$2,679	$3,329	$5,116	$6,189

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$6,517	$1,535	$12,461	$10,256
Purchases of property, equipment and software, net	(666)	(387)	(1,489)	(726)
Software development costs	––	(48)	––	(91)
Tax benefit from stock awards	––	1,805	––	2,508

Free cash flow	$5,851	$2,905	$10,972	$11,947